UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2004

QUICKSILVER RESOURCES INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

001-14837	75-2756163
(Commission File Number)	(IRS Employer Identification No.)

777 West Rosedale, Suite 300

Fort Worth, Texas 76104

(Address of principal executive offices) (Zip code)

(Registrant’s telephone number, including area code): (817) 665-5000

N/A

(Former name or former address, if changed since last report)

ITEM 5. Other Events

Stock Split

        On May 27, 2004, our Board of Directors approved a two-for-one stock split of our common stock to be effected in the form of a stock dividend. All stockholders of record as of the close of business on June 15, 2004 will receive one share of common stock for each share of common stock held as of that date. The stock dividend will be mailed on June 30, 2004. Shares of our common stock held by us in treasury will not be effected by the stock split.

Additional Shares Registered as a Result of the Stock Split

        By filing this Current Report on Form 8-K, we are recognizing the operation of Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), on the shares of our common stock registered on our Registration Statement Nos. 333-94387, 333-113617 and 333-116180. We are also satisfying the requirements of Rule 416(b) and Item 512(a) of Regulation S-K under the Securities Act with respect to our Registration Statement Nos. 333-69496 and 333-92196.

        Under Rule 416(a), if a registration statement purports to register securities to be offered pursuant to terms which provide for a change in the amount of securities being offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions, that registration statement is deemed, unless otherwise expressly provided, to cover the additional securities to be offered or issued in connection with any such provision. Under Rule 416(b), if additional securities are issued as a result of a stock split prior to completion of the distribution of the securities covered by a registration statement, the additional securities are covered by the registration statement, provided that the registration statement is amended.

        Our Form S-8 Registration Statement No. 333-94387 became effective on January 11, 2000. The Registration Statement registered 1,300,000 shares of our common stock reserved for issuance under our 1999 Stock Option and Retention Stock Plan. As of the date of this Current Report, 750,804 shares of the 1,300,000 shares originally registered continue to be reserved for issuance upon exercise of options. Pursuant to Rule 416(a), the Registration Statement is deemed to cover the additional shares of common stock issuable as a result of the stock split and relating to the remaining reserved shares.

        Our Form S-8 Registration Statement No. 333-113617 became effective on March 15, 2004. The Registration Statement registered 59,797 shares of our common stock reserved for issuance upon exercise of options granted to our independent directors for service as directors during calendar years 2001, 2002 and 2003. As of date of this Current Report, 49,504 shares of the 59,797 shares originally registered continue to be reserved for issuance upon exercise of options. Pursuant to Rule 416(a), the Registration Statement is deemed to cover the additional shares of common stock issuable as a result of the stock split and relating to the remaining reserved shares.

        Our Form S-8 Registration Statement No. 333-116180 became effective on June 4, 2004. The Registration Statement registered an additional 1,200,000 shares issuable under our 1999 Stock Option and Retention Stock Plan and 250,000 shares issuable under our 2004 Non-Employee Director Stock Option Plan. As of the date of this Current Report, all 1,200,000 shares originally registered continue to be reserved for issuance upon exercise of options under our 1999 Stock Option and Retention Stock Plan and all 250,000 shares originally registered continue to be reserved for issuance upon exercise of options under our 2004 Non-Employee Director Stock Option Plan. Pursuant to Rule 416(a), the Registration Statement is deemed to cover the additional shares of common stock issuable as a result of the stock split and relating to all of the reserved shares.

        Our Form S-3 Registration Statement No. 333-69496 became effective on September 24, 2001. The Registration Statement registered 280,169 shares of common stock issuable on or before December 31, 2005 upon exchange of exchangeable shares issued by MGV Energy Inc., one of our subsidiaries. As of the date of this Current Report, 124,313 shares of the 280,169 shares originally registered continue to be reserved for issuance upon exchange of the exchangeable shares. Pursuant to Rule 416(b), this Registration Statement is deemed to cover the additional shares of common stock that are issuable as a result of the stock split and relating to the remaining reserved shares.

        Our Form S-3 Registration Statement No. 333-92196 became effective on July 24, 2002. The Registration Statement registered 750,000 shares of our common stock for re-sale by Mercury Exploration Company, a significant stockholder of ours. As of date of this Current Report, 225,000 of the 750,000 shares originally registered are still held by Mercury. Pursuant to Rule 416(b), this Registration Statement is deemed to cover the additional shares of common stock issuable as a result of the stock split and relating to the 225,000 shares still held by Mercury.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUICKSILVER RESOURCES INC.

Dated: June 4, 2004	By:	/s/ Bill Lamkin
Bill Lamkin, Executive Vice President
and Chief Financial Officer